Exhibit 4.4

QUICKSILVER RESOURCES INC. 401(k) PLAN

AND ALL SUPPORTING FORMS HAVE BEEN PRODUCED FOR

DAILYACCESS CORPORATION

Copyright 2004 SunGard Corbel
All Rights Reserved

QUICKSILVER RESOURCES INC. 401(k) PLAN

	ARTICLE I DEFINITIONS
	ARTICLE II ADMINISTRATION
2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	12
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	13
2.3	POWERS AND DUTIES OF THE ADMINISTRATOR	13
2.4	RECORDS AND REPORTS	14
2.5	APPOINTMENT OF ADVISORS	15
2.6	PAYMENT OF EXPENSES	15
2.7	CLAIMS PROCEDURE	15
2.8	CLAIMS REVIEW PROCEDURE	15
	ARTICLE III ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY	16
3.2	EFFECTIVE DATE OF PARTICIPATION	17
3.3	DETERMINATION OF ELIGIBILITY	17
3.4	TERMINATION OF ELIGIBILITY	17
3.5	OMISSION OF ELIGIBLE EMPLOYEE	17
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	18
3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	18
3.8	ELECTION NOT TO PARTICIPATE	19
	ARTICLE IV CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	19
4.2	PARTICIPANT'S SALARY REDUCTION ELECTION	20
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	23
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	23
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	28
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	30
4.7	MAXIMUM ANNUAL ADDITIONS	33
4.8	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	35
4.9	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	36

i

(continued)

4.10	DIRECTED INVESTMENT ACCOUNT	38
4.11	QUALIFIED MILITARY SERVICE	39
	ARTICLE V VALUATIONS
5.1	VALUATION OF THE TRUST FUND	39
5.2	METHOD OF VALUATION	39
	ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	40
6.2	DETERMINATION OF BENEFITS UPON DEATH	40
6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	42
6.4	DETERMINATION OF BENEFITS UPON TERMINATION	42
6.5	DISTRIBUTION OF BENEFITS	44
6.6	DISTRIBUTION OF BENEFITS UPON DEATH	46
6.7	TIME OF SEGREGATION OR DISTRIBUTION	47
6.8	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	47
6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	47
6.10	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	48
	ARTICLE VII TRUSTEE
7.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	48
7.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	49
7.3	OTHER POWERS OF THE TRUSTEE	50
7.4	LOANS TO PARTICIPANTS	52
7.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	54
7.6	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES	54
7.7	ANNUAL REPORT OF THE TRUSTEE	54
7.8	AUDIT	55
7.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	55
7.10	TRANSFER OF INTEREST	56
7.11	INDEMNIFICATION	56
7.12	DIRECT ROLLOVER	57

ii

(continued)

7.13	EMPLOYER SECURITIES AND REAL PROPERTY	58
	ARTICLE VIII AMENDMENT, TERMINATION AND MERGERS
8.1	AMENDMENT	59
8.2	TERMINATION	60
8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	61
	ARTICLE IX TOP HEAVY
9.1	TOP HEAVY PLAN REQUIREMENTS	61
9.2	DETERMINATION OF TOP HEAVY STATUS	61
	ARTICLE X MISCELLANEOUS
10.1	PARTICIPANT'S RIGHTS	64
10.2	ALIENATION	64
10.3	CONSTRUCTION OF PLAN	65
10.4	GENDER AND NUMBER	65
10.5	LEGAL ACTION	66
10.6	PROHIBITION AGAINST DIVERSION OF FUNDS	66
10.7	RECEIPT AND RELEASE FOR PAYMENTS	66
10.8	ACTION BY THE EMPLOYER	67
10.9	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	67
10.10	HEADINGS	67
10.11	APPROVAL BY INTERNAL REVENUE SERVICE	67
10.12	UNIFORMITY	68
	ARTICLE XI PARTICIPATING EMPLOYERS
11.1	ADOPTION BY OTHER EMPLOYERS	68
11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	68
11.3	DESIGNATION OF AGENT	68
11.4	EMPLOYEE TRANSFERS	69
11.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	69
11.6	DISCONTINUANCE OF PARTICIPATION	69
11.7	ADMINISTRATOR'S AUTHORITY	70

iii

QUICKSILVER RESOURCES INC. 401(k) PLAN

THIS AGREEMENT is hereby made and entered into this 30th day of December, 2005, between Quicksilver Resources Inc. (herein referred to as the "Employer") and Reliance Trust Company (herein referred to as the "Trustee").

W I T N E S S E T H:

WHEREAS, the Employer established a Profit Sharing Plan effective January 1, 1999 (hereinafter called the "Effective Date"), known as the Quicksilver Resources Inc. 401(k) Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

NOW, THEREFORE, effective January 1, 2001, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan as set forth herein.

ARTICLE I
DEFINITIONS

1.1"Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2"Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3"Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4"Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

1.5"Anniversary Date" means the last day of the Plan Year.

1.6"Beneficiary" means the person (or entity) to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

1.7"Board" or "Board of Directors" means the Board of Directors of Quicksilver Resources Inc., a Delaware corporation.

1.8"Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.9"Committee" means the Quicksilver Resources Inc. 401(k) Plan Administrative and Investment Committee.

1.10"Company Stock" means the Common Stock, par value $0.01 per share, of the Employer.

1.11"Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of Compensation shall be made by:

(a)including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.2.

Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

1.12"Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of the Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.13"Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.8(a).

1.14"Early Retirement Date."  The Plan does not provide for a retirement date prior to Normal Retirement Date.

1.15"Elective Contribution" means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.8(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(b) and Section 4.6(b) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.16"Eligible Employee" means any Employee.

Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in the Plan.

Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in the Plan unless such agreement expressly provides for coverage in the Plan.

Employees of Affiliated Employers shall not be eligible to participate in the Plan unless such Affiliated Employers have specifically adopted the Plan in writing.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

1.17"Employee" means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.18"Employer" means Quicksilver Resources Inc., any successor which shall maintain the Plan and any predecessor which has maintained the Plan. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 11.1) which shall adopt the Plan.

1.19"Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.7(b).

1.20"Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.7(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 9.2 and 4.4(h), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.21"Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.22"Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.23"Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

(a)the distribution of the entire Vested portion of the Participant's Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b)the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of the Plan.

1.24"Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.25"415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 457.

1.26"414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.27"Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)was a "five percent owner" as defined in Section 1.32(c) at any time during the "determination year" or the "look-back year"; or

(b)for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year" means the Plan Year for which testing is being performed, and the "look-back year" means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.28"Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.29"Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.30"Income" means the income or losses allocable to Excess Deferred Compensation or Excess Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(g).

1.31"Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment advisor under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.32"Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

(a)an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

(b)one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

(c)a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(d)a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

1.33"Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.34"Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)if such employee is covered by a money purchase pension plan providing:

(1)a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but;

(2)immediate participation;

(3)full and immediate vesting; and

(b)if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

1.35"Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

1.36"Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a), if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

1.37"Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been a Key Employee.

1.38"Normal Retirement Age" means the Participant's 65th birthday, or the Participant's 5th anniversary of joining the Plan, if later. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

1.39"Normal Retirement Date" means the date that the Participant attains his or her Normal Retirement Age.

1.40"1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

"Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.41"Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.42"Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.10 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.43"Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan resulting from the Employer Non-Elective Contributions.

1.44"Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

1.45"Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.46"Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

1.47"Participant's Transfer/Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to the Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.9.

A separate accounting shall be maintained with respect to that portion of the Participant's Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(l)) and "rollovers."

1.48"Plan" means this instrument, including all amendments thereto.

1.49"Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.50"Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.1(b) and Section 4.6(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" tests.

1.51"Recordkeeper" means the person or entity appointed by the Administrator to provide recordkeeping and other administrative services for the Plan.

1.52"Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.53"Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.54"Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 6.1).

1.55"Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.56"Top Heavy Plan" means a plan described in Section 9.2(a).

1.57"Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

1.58"Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer.  For purposes of the Plan, a Participant will be totally and permanently disabled only if the Participant is eligible for and receiving disability benefits under a long term disability plan sponsored by the Employer but administered by an independent third party or, if the Participant is not eligible for coverage under such a long term disability plan, the Participant is eligible for and receiving disability benefits under the Social Security Act in effect at the date of disability.

1.59"Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of the Plan, and any successors.

1.60"Trust Fund" means the assets of the Plan as the same shall exist from time to time.

1.61"Valuation Date" means the date with respect to which the fair market value of the assets comprising the Trust Fund or any portion thereof are determined.  The assets of the Trust Fund will be valued as of the close of business on each day on which the New York Stock Exchange is open for trading.

1.62"Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.63"Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
ADMINISTRATION

2.1POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)In addition to the general powers and responsibilities otherwise provided for in the Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisors, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under the Plan. The Employer may compensate such agents or advisors from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)The Employer shall establish a funding policy and method or shall appoint a qualified person to do so.  The Employer or its delegate shall communicate such policy and method to the Trustee, who shall coordinate such Plan needs with its investment policy.  The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds.  Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(c)The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of the Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Committee, which shall be composed of at least three persons and shall act as the Administrator, shall be appointed by the Employer.  Committee members shall serve at the pleasure of the Employer and any Committee member may be removed by the Employer from time to time, with or without cause.  Committee members may resign by delivering their written resignation to the Employer.  Vacancies arising by resignation, death, removal or otherwise shall be filled by the Board, although the Board may delegate its authority to appoint replacement members of the Committee to an individual designated by the Board.  If no members of the Committee are in office, the Employer shall be deemed to be the Committee.

The Committee may provide rules and regulations for its administration consistent with the provisions of the Plan.  The Committee shall act by a majority vote of its members at a meeting or in writing without a meeting.

2.3POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(d)to maintain all necessary records for the administration of the Plan;

(e)to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j)to resolve all questions of fact relating to any matter for which it has administrative responsibility;

(k)to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(l)to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.4RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5APPOINTMENT OF ADVISORS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisors, agents (including nonfiduciary agents and the Recordkeeper) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of the Plan, including but not limited to agents and advisors to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.6PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit pursuant to Section 2.7 may appeal an adverse benefit determination by requesting a review of the decision by the Administrator or a person designated by the Administrator, which person shall be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section.  An appeal must be submitted in writing within 60 days after receiving notification of the adverse determination and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal.  The claimant shall be given the opportunity to submit written comments, documents, records and other information relating to the claim for benefits, and shall be provided, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits, provided the Administrator or the named fiduciary designated by the Administrator finds the requested documents or materials are relevant to the appeal.  The Administrator or the named fiduciary designated by the Administrator shall make a full and fair review of each appeal and any materials submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial determination.  On the basis of its review, the Administrator or the named fiduciary designated by the Administrator shall make an independent determination of the claimant's eligibility for benefits and shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after the appeal is received.  In the event of such special circumstances, the Administrator or the named fiduciary designated by the Administrator shall notify the claimant within the initial 60-day period of the special circumstances that preclude a decision in the 60-day period.  The decision of the Administrator or named fiduciary on any claim for benefits shall be final and conclusive upon all parties thereto.  In the event the Administrator or named fiduciary denies an appeal in whole or in part, it shall give written notice of the determination to the claimant.  Such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim, and a statement of the claimant's rights to bring an action under ERISA section 502(a), if applicable.

ARTICLE III
ELIGIBILITY

3.1CONDITIONS OF ELIGIBILITY

Any Eligible Employee, with respect to salary reduction elections pursuant to Section 4.2, who has completed 3 months of service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

However, with respect to Employer Qualified Non-Elective Contributions pursuant to Section 4.1(b) and Employer discretionary contributions pursuant to Section 4.1(c), any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

For purposes of this Section, an Eligible Employee will be deemed to have completed the required number of months of service if such Employee is in the employ of the Employer at any time after such months after the Employee's employment commencement date. Employment commencement date shall be the first day that the Employee is entitled to be credited with an Hour of Service for the performance of duty.

3.2EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.8.

3.4TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(c), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant (in the same manner as if severance from employment with the Employer had not occurred) as of the reemployment date.

(b)If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

(1)In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)A Former Participant shall participate in the Plan as of the date of reemployment.

(c)After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1)one account for nonforfeitable benefits attributable to pre-break service; and

(2)one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

(d)If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

3.8ELECTION NOT TO PARTICIPATE

An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the beginning of the first Plan Year.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

(b)On behalf of each Non-Highly Compensated Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individual's Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

(c)A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

(d)Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2PARTICIPANT'S SALARY REDUCTION ELECTION

(a)Each Participant may elect to defer from 1% to 100% of Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

(b)The balance in each Participant's Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c)Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

(1)a Participant's separation from service, Total and Permanent Disability, or death;

(2)a Participant's attainment of age 59 1/2;

(3)the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));

(4)the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets; or

(5)the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary.

(d)For each Plan Year, a Participant's Deferred Compensation made under the Plan and all other plans, contracts or arrangements of the Employer maintaining the Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.
(e)In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to the Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

(f)If a Participant's Deferred Compensation under the Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in

Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that the Participant's Deferred Compensation under the Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

(1)the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)the Participant shall designate the distribution as Excess Deferred Compensation; and

(3)the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

(g)Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

(i)Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(j)The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)A Participant must make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2)A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted monthly, during election periods established by the Administrator prior to the first day of each month. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3  TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.4ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the

Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

(2)With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(b).

Only Non-Highly Compensated Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment shall be eligible to share in the Qualified Non-Elective Contribution for the year. In determining whether a Participant has completed more than 500 Hours of Service during a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

(3)With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

(c)  On or before each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 6.9, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated each year among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions pursuant to Section 4.4(b) in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.7) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.8.

(d)For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.4(h) if eligible pursuant to the provisions of Section 4.4(j).

(e)Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late) or death shall share in the allocation of contributions and Forfeitures for that Plan Year.

(f)Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Total and Permanent Disability shall not share in the allocation of contributions and Forfeitures for that Plan Year.

(g)As of each Valuation Date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.10.

Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(h)Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with the Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) the Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

However, no such minimum allocation shall be required in the Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with the Plan in a Required Aggregation Group.

(i)For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

(j)For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(k)For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(l)Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

(m)Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(n)Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1)(B) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1)The group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

(2)If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(3)Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4)Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.4(n), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan's non top heavy formula.

4.5ACTUAL DEFERRAL PERCENTAGE TESTS

(a)Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

(1)The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2)The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant's

Elective Contributions reduced pursuant to Section 4.6(a) and Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

(b)For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under the Plan or any other plan maintained by the Employer.

Notwithstanding the above, if the prior year test method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

(d)For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with the Plan for purposes of determining whether the employee stock ownership plan or the Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

(e)For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(f)For the purpose of this Section, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g)Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

4.6ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a)On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant's Elective Contributions distributed until the total amount of Excess Contributions has been distributed, or until the amount of such Participant's Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant's taxable year ending with or within such Plan Year.
(1)With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii)shall be adjusted for Income; and

(iii)shall be designated by the Employer as a distribution of Excess Contributions (and Income).

(2)Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(b)Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3)A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita).

(4)A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

(5)A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.7. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied).

Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified

Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

(c)If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under the Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred by Highly Compensated Participants.

(d)Any Excess Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7MAXIMUM ANNUAL ADDITIONS

(a)Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

(b)For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code

Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

(c)For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.7(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

(e)For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 413(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining the Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total "415 Compensation" received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(1)If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under the Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions"

previously credited to such Participant's accounts during the "limitation year."

(2)If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

(3)If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under the Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under the Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

(i)  Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.8ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a)If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.7 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under the Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1)Any Deferred Compensation (and any gains attributable to such Deferred Compensation), to the extent they would reduce the "excess amount," will be distributed to the Participant;

(2)If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is covered by the Plan at the end of the "limitation year," the "excess amount" will be used to reduce the Employer contribution (including allocation of any Forfeitures) for such

Participant in the next "limitation year," and each succeeding "limitation year" if necessary;

(3)If, after the application of subparagraphs (1) and (2) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the "limitation year," the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next "limitation year," and each succeeding "limitation year" if necessary;

(4)If a "Section 415 suspense account" is in existence at any time during the "limitation year" pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular "limitation year," all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that "limitation year." Except as provided in (1) above, "excess amounts" may not be distributed to Participants or Former Participants.

(b)For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to the Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.7.

(c)For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

4.9ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to the Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust Fund or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer/Rollover Account. Furthermore, for vesting purposes, the Participant's portion of the Participant's Transfer/Rollover Account attributable to any transfer shall be subject to Section 6.4(b).

Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

(b)With the consent of the Administrator, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to the Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Transfer/Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into the Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred to the Plan directly from another qualified plan; (ii) distributions received by an Employee from other "qualified plans" which are eligible for tax-free rollover to a "qualified plan" and which are transferred by the Employee to the Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to the Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "qualified plan," (B) were eligible for tax-free rollover to a "qualified plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to the Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to the Plan pursuant to the Code.

(c)Amounts in a Participant's Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of the Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of the Plan.

(d)The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's

Transfer/Rollover Account. Any distributions of amounts held in a Participant's Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e)The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to the Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.10.

(f)The Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

(g)Notwithstanding anything herein to the contrary, a transfer directly to the Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 8.1.

4.10DIRECTED INVESTMENT ACCOUNT

(a)Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

(b)As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

(2)to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c)Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

4.11QUALIFIED MILITARY SERVICE

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V
VALUATIONS

5.1  VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Section 6.5.

6.2  DETERMINATION OF BENEFITS UPON DEATH

(a)Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

(b)Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

(c)Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d)The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(e)The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)the spouse has waived the right to be the Participant's Beneficiary, or

(2)the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

(3)the Participant has no spouse, or

(4)the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f)In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid in the following order of priority to:

(1)the Participant's surviving spouse;

(2)the Participant's children, including adopted children, per stirpes;

(3)the Participant's surviving parents, in equal shares; or

(4)the Participant's estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

(g)Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(h)Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Combined Account.

6.4DETERMINATION OF BENEFITS UPON TERMINATION

(a)If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Combined Account be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

For purposes of this Section 6.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)The Vested portion of any Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

Notwithstanding the foregoing, if a Participant's employment with the Employer terminates on or after January 1, 2006, the Vested portion of the Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(c)Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(d)Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e)The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to the Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such

Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)the adoption date of the amendment,

(2)the effective date of the amendment, or

(3)the date the Participant receives written notice of the amendment from the Employer or Administrator.

(f)In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the vesting computation period in which an Employee attains age eighteen shall be excluded.

6.5  DISTRIBUTION OF BENEFITS

(a)The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment in cash.

(b)Any distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62.

(c)The following rules will apply to the consent requirements set forth in subsection (b):

(1)The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(d).

(2)Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1)A Participant's benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

(2)Distributions to a Participant and the Participant's Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

(e)For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(f)If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

6.6DISTRIBUTION OF BENEFITS UPON DEATH

(a)The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary in one lump-sum payment in cash subject to the rules of Section 6.6(b).

(b)Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is the designated Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(c)For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

6.7TIME OF SEGREGATION OR DISTRIBUTION

Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is "immediately distributable" (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

6.10QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in the Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

ARTICLE VII
TRUSTEE

7.1BASIC RESPONSIBILITIES OF THE TRUSTEE

(a)The parties expressly acknowledge and agree that the Trustee is a directed trustee as described in Section 403(a) of the Act.  In the management and control of the Trust Fund, the Trustee shall be subject to the direction of the Employer, the Administrator, the Committee and the Participants in the Plan and, to the extent applicable, the directions of Investment Managers. The Trustee shall not make any investment review of or consider the propriety of holding or selling any assets held in the Trust Fund.  The Trustee shall have no responsibility to review or make recommendations regarding investments made at the direction of the Committee, a Participant or an Investment Manager. The Employer, the Administrator, any Investment Manager and the Committee shall not issue any directions to the Trustee that are in violation of the terms of the Plan or prohibited by the Act.

The Trustee shall have the following categories of responsibilities:

(1)Consistent with the funding policy and method determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of the Committee or an Investment Manager appointed by the Employer or any agent of the Employer;

(2)At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants or, in the event of their death, to their Beneficiaries.

(3)To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 7.7.

(b)To the extent provided for under the Plan, each Participant and Beneficiary shall have investment authority over his or her Account and may direct the investment and reinvestment of assets among the investment funds available under the Plan.  The Administrator or its designee shall communicate such directions to the Trustee under procedures established by the Trustee and the Administrator, and the Trustee shall follow and carry out such directions.  If a Participant or Beneficiary who has investment authority under the terms of the Plan fails to provide such directions, the Participant's or Beneficiary's Account shall be invested in the default Investment Fund specified by the Committee.  The Trustee shall not be liable for any loss that results from a Participant or Beneficiary's exercise of investment control.

(c)The Committee may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment advisor, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Committee in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

7.2INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)In accordance with the directions of the Committee, Participants, Beneficiaries and any Investment Managers appointed by the Employer, the Trustee shall receive, hold, manage, convert, sell, exchange, invest, reinvest, disburse and otherwise deal with the assets of the Trust Fund, including contributions to the Trust Fund and the income and profits therefrom, without distinction between principal and income and in the manner and for the uses and purposes set forth in the Plan and as hereinafter provided.

(b)The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c)In accordance with directions received hereunder, the Trustee may transfer, at any time and from time to time, all or any part of the Trust Fund to, or withdraw the same from, any pooled investment fund or group or collective trust, invested in similar types of securities or other investments, maintained by a bank or trust company (including, if applicable, the Trustee) supervised by a state or federal agency, which has been determined by the Internal Revenue Service to be a qualified trust or fund exempt from federal income tax under Code Section 501(a) and which has been established to permit separate pension and profit sharing trusts qualified under Code Section 401(a) to pool some or all of their funds for investment purposes.  To the extent the Trust Fund is invested in such a pooled fund or group or collective trust, the terms of the instrument establishing such pooled fund or group or collective trust are made a part of this Agreement as fully as if set forth at length herein.  The commingling of assets of this Trust Fund with assets of other qualified participating trusts in such pooled funds or group or collective trusts is specifically authorized.

7.3OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised only upon and in accordance with directions of the Committee, the Administrator, the Recordkeeper, Participants and Beneficiaries and any duly appointed Investment Managers:

(a)To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)To cause any securities or other property to be registered in the Trustee's own name, in the name of one or more of the Trustee's nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(d)To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as determined by the Committee, and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund.  No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(e)To keep such portion of the Trust Fund in cash or cash balances as instructed by the Committee, without liability for interest thereon;

(f)To accept and retain for such time as instructed by the Committee any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(g)To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(h)To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(i)To employ suitable agents, actuaries, accountants, investment advisors, brokers and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(j)To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(k)To invest funds of the Trust Fund in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

(l)To invest in Treasury Bills and other forms of United States government obligations;

(m)To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered by the Trustee;

(n)To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;

(o)To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

(p)To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of the Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

(q)To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of the Committee or Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(r)To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Except as provided in Section 7.13, (i) the Employer acknowledges and agrees that the Trustee shall not have the right or power to vote proxies appurtenant to securities that the Trustee holds; (ii) the Employer acknowledges and agrees that Trustee shall not make any review of, or consider the propriety of, holding or selling any assets held in the Trust Fund in response to any tender offer, conversion privilege, rights offering, merger, exchange, public offering and/or any proxy action for any of such assets; (iii) the Employer agrees not to issue any directions to the Trustee relating to any corporate event, proxy votes or holding or selling assets held in the Trust Fund that are contrary to or in violation of the terms of the Plan document or that are prohibited by the Act or the Code; and (iv) the Employer acknowledges and agrees that as to all such matters that the Employer hereby designates the Committee who will  (A) vote proxies and decide whether or not to hold or sell assets in the Trust Fund in response to a tender offer or other proxy action or corporate event for any such assets, or (B) direct the Trustee to do so.

7.4LOANS TO PARTICIPANTS

(a)In the Administrator's discretion, Plan loans may be made available to Participants under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.  The Trustee's sole responsibility with regard to loans to Participants shall be to distribute cash to Participants who are granted loans in such amounts and at such times as directed by the Recordkeeper or Administrator.

(b)Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)$50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan.

(c)Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a "principal residence" of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a "principal residence" has the same meaning as a "principal residence" under Code Section 1034. Loan repayments may be suspended under the Plan as permitted under Code Section 414(u)(4).

(d)Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1)the identity of the person or positions authorized to administer the Participant loan program;

(2)a procedure for applying for loans;

(3)the basis on which loans will be approved or denied;

(4)limitations, if any, on the types and amounts of loans offered;

(5)the procedure under the program for determining a reasonable rate of interest;

(6)the types of collateral which may secure a Participant loan; and

(7)the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document maintained by the Administrator.  Such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(e)Notwithstanding anything in the Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

(f)Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

7.5DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator or its duly appointed agent, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.  The Trustee shall be fully protected in relying upon the directions received from the Administrator or its agent.  The Administrator hereby indemnifies Trustee from any loss, claim, damage or liability, including legal expenses, that may arise in connection to Trustee's acting upon such direction.  The Administrator shall provide written notice to Trustee of the revocation of any authority delegated to Recordkeeper or any other agent to direct payments from the Plan.

7.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7ANNUAL REPORT OF THE TRUSTEE

(a)Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1)the net income, or loss, of the Trust Fund;

(2)the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3)the increase, or decrease, in the value of the Trust Fund;

(4)all payments and distributions made from the Trust Fund; and

(5)such further information as the Trustee and/or Administrator deems appropriate.

(b)The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8AUDIT

(a)If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall engage an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

(b)All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

(c)If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.9RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

(b)Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

(c)Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e)Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

7.10TRANSFER OF INTEREST

Notwithstanding any other provision contained in the Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

7.11INDEMNIFICATION

The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, suits, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's powers and duties hereunder, unless the same arise from the Trustee's negligence or willful misconduct.

The Trustee agrees to indemnify and hold harmless the Employer, the Administrator, the Committee and the Plan against any and all claims, losses, damages, suits, expenses and liabilities that may be incurred by the Employer, the Administrator, the Committee or the Plan by reason of any claim, regulatory proceeding, or litigation arising from Trustee's negligence or breach of the provisions under Article VII of the Plan.

7.12DIRECT ROLLOVER

(a)Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

(b)For purposes of this Section the following definitions shall apply:

(1)  An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

(2)An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

(3)A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

(4)A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

7.13EMPLOYER SECURITIES AND REAL PROPERTY

(a)The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any "qualifying Employer securities" or "qualifying Employer real property" if, immediately after the acquisition of such securities or property, the fair market value of all "qualifying Employer securities" and "qualifying Employer real property" held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.  Assets of the Plan shall be invested in securities of the Employer or an affiliate only if those securities are traded in a public market or exchange permitting a readily ascertainable fair market value.

(b)Dividends received on shares of Company Stock shall be reinvested in additional shares of Company Stock and allocated to Participants' Accounts.

(c)With respect to assets of the Plan invested in shares of Company Stock:

(1)Before each annual or special meeting of shareholders of the Employer that occurs after December 31, 2005, the Committee will cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his or her Account as of the latest practicable date for which the Committee has records a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the tabulation agent selected by the Committee (the "Tabulation Agent") on how to vote the shares of Company Stock allocated to his or her account.  Upon receipt of such instructions, the Tabulation Agent shall tabulate all Participant votes and shall provide this aggregated information to the Trustee.  The Trustee shall vote the shares allocated to Participants' and Beneficiaries' accounts as instructed by the Participant or Beneficiary and communicated to the Trustee by the Tabulation Agent.  The Trustee shall vote shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries in the same proportion as it votes shares of Company Stock for which it receives timely instructions from Participants and Beneficiaries, pursuant to the direction of the Committee.

(2)In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his or her Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which the Participant or Beneficiary may confidentially tender the shares allocated to his or her Account.  The forms will be provided by the Participant or Beneficiary to the Tabulation Agent.  Upon receipt of such forms, the Tabulation Agent shall tabulate all Participant votes and shall provide this aggregated information to the Trustee.  The Trustee shall tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions.  The number of shares to which a Participant's or Beneficiary's instructions apply will be the total number of shares allocated to his or her Account as of the latest date for which the Committee has records.  Funds received in exchange for tendered stock will be credited to the Account of the Participant or Beneficiary whose stock was tendered and will be invested proportionately in the investment funds other than Company Stock selected by the Participant or Beneficiary in their most recent investment direction.

(3)The Committee will be responsible for establishing procedures designed to maintain the confidentiality of Participant and Beneficiary information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock, except to the extent such information is necessary to comply with federal laws or state laws that are not preempted by ERISA.

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS

8.1AMENDMENT

(a)The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section.  However, any amendment which affects the rights, duties or responsibilities of the Trustee may only be made with the Trustee's written consent.  Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or

or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefits unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

(1)  The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2)The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

(d)Subject to the foregoing provisions of this Section 8.1, the Committee is authorized to amend the Plan (either retroactively or prospectively) as it deems necessary or advisable in order to comply with any laws or regulations or to qualify as a tax-exempt Plan and Trust.

8.2TERMINATION

(a)The Employer shall have the right at any time to terminate the Plan or discontinue contributions thereto by action of the Board of Directors of the Employer.  The Employer shall deliver to the Trustee and the Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become

100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

8.3MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

The Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of the Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

ARTICLE IX
TOP HEAVY

9.1TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

9.2DETERMINATION OF TOP HEAVY STATUS

(a)The Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under the Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under the Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether the Plan is a Top Heavy Plan (or whether any Aggregation Group which includes the Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether the Plan is a Top Heavy Plan.

(b)Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

(1)the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(2)an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

(5)with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if the Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If the Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

(6)with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if the Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If the Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)"Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)"Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)"Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE X
MISCELLANEOUS

10.1PARTICIPANT'S RIGHTS

The Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of the Plan.

10.2ALIENATION

(a)Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

(c)Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

10.3CONSTRUCTION OF PLAN

The Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Plan established hereunder to which the Trustee, the Employer, the Committee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer, the Committee or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6PROHIBITION AGAINST DIVERSION OF FUNDS

(a)Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust Fund, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)Except for Sections 3.5, 3.6, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.8ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.9NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The "named Fiduciaries" of the Plan are (1) the Employer, (2) the Administrator, (3) the Committee, (4) the Trustee, and (5) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's funding policy and method; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder.  The Committee shall be responsible for the management and control of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant direction of investment, and shall direct the Trustee as to the investment options in which assets of the Plan may be invested.  The Trustee shall have the responsibility of management of the assets held under the Trust Plan, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, or with respect to those assets subject to Participant direction pursuant to Article VII.  Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.10HEADINGS

The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.11APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.12UNIFORMITY

All provisions of the Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of the Plan and any Contract purchased hereunder, the Plan provisions shall control.

ARTICLE XI
PARTICIPATING EMPLOYERS

11.1ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt the Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

11.2REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)Each such Participating Employer shall be required to use the same Trustee as provided in the Plan.

(b)The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

11.3DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to the Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of the Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

11.4EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

11.5PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employers making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of the Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

11.6DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

11.7ADMINISTRATOR'S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, the Plan has been executed the day and year first above written.

Quicksilver Resources Inc.

By:	/s/ Anne Darden Self

Name: Anne Darden Self
Title: Vice President-Human Resources

Reliance Trust Company

By:	/s/ Trey Carter

Name: Trey Carter
Title: Vice President

AMENDMENT OF THE PLAN FOR EGTRRA
AND
REVENUE PROCEDURE 2002-29

AMENDMENT NUMBER ONE TO THE
QUICKSILVER RESOURCES INC. 401(K) PLAN

AMENDMENT OF THE PLAN FOR EGTRRA
AND
REVENUE PROCEDURE 2002-29

AMENDMENT NUMBER ONE TO THE
QUICKSILVER RESOURCES INC. 401(K) PLAN

The Quicksilver Resources Inc. 401(k) Plan (herein referred to as the Plan) is hereby amended as follows:

ARTICLE I
PREAMBLE

1.1Adoption and effective date of amendment.  This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) and the model amendment of Revenue Procedure 2002-29. This amendment is intended as good faith compliance with the requirements of EGTRRA and the model amendment of Revenue Procedure 2002-29 and is to be construed in accordance with EGTRRA and the model amendment of Revenue Procedure 2002-29 and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.2Supersession of inconsistent provisions.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

ARTICLE II
LIMITATIONS ON CONTRIBUTIONS

2.1Effective date.  This Article shall be effective for "limitation years" beginning after December 31, 2001.

2.2Maximum annual addition.  Except to the extent permitted under Article VIII of this amendment and Code Section 414(v), the "annual addition" that may be contributed or allocated to a Participant's account under the Plan for any "limitation year" shall not exceed the lesser of:

(a)$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)one-hundred percent (100%) of the Participant's "415 Compensation" for the "limitation year."

The "415 Compensation" limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an "annual addition."

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ARTICLE III
INCREASE IN COMPENSATION LIMIT

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

ARTICLE IV
MODIFICATION OF TOP-HEAVY RULES

4.1Effective date.  This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends Article IX of the Plan.

4.2Determination of top-heavy status.

(a)Key employee.  Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having "415 Compensation" of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)Determination of present values and amounts.  This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(1)Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(2)Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

4.3Minimum benefits.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan

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or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

ARTICLE V
DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

5.1Effective date.  This Article shall apply to distributions made after December 31, 2001.

5.2Modification of definition of eligible retirement plan.  For purposes of the direct rollover provisions in Section 7.12  of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

ARTICLE VI
ROLLOVERS FROM OTHER PLANS

The Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

ARTICLE VII
ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

7.1Applicability and effective date.  This Article applies to rollover contributions and involuntary cash-outs, and shall be effective with respect to distributions made on and after January 1, 2002 with respect to Participants who separate from service on or after January 1, 2002.

7.2Rollovers disregarded in determining value of account balance for involuntary distributions.  For purposes of the Sections of the Plan that provide for the involuntary distribution of Vested accrued benefits of $5,000 or less, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, then the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.

ARTICLE VIII
CATCH-UP CONTRIBUTIONS

8.1Effective date.  This Article shall apply to catch-up contributions made on and after January 1, 2002.

8.2Applicability.  All Employees who are eligible to make salary reductions under this Plan and who are projected to attain age 50 before the end of a calendar year shall be eligible to make

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catch-up contributions as of the January 1st of that calendar year in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

8.3Matching contributions.  Notwithstanding anything in the Plan to the contrary, catch-up contributions shall not be matched.

ARTICLE IX
DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

9.1.Effective date.  This Article shall apply for distributions occurring on and after January 1, 2002 regardless of when severance from employment occurred.

9.2.New distributable event.  A Participant's Elective Contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

ARTICLE X
MODEL AMENDMENT UNDER REVENUE PROCEDURE 2002-29
MINIMUM DISTRIBUTION REQUIREMENTS

10.1General Rules.

(a)Effective Date.  The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after January 1, 2002.

(b)Coordination with Minimum Distribution Requirements Previously in Effect.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

(c)Precedence.  The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(d)Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

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10.2Time and Manner of Distribution.

(a)Required Beginning Date.  The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(b)Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in Section 10.2(b)(3), distributions to the designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(3)If the Participant dies before distributions begin and there is a designated Beneficiary (other than the Participant's surviving spouse), distribution to the designated Beneficiary is not required to begin by the date specified in Section 10.2(b)(2), but the Participant's entire interest will be distributed to the designated Beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(4)A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(5)If there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(6)If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.2(b), other than Section 10.2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.2(b) and Section 10.4, unless Section 10.2(b)(6) applies, distributions are considered to begin on the Participant's required beginning date. If Section 10.2(b)(6) applies, distributions are considered to

5

begin on the date distributions are required to begin to the surviving spouse under Section 10.2(b)(1).

(c)Form of Distribution.  Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.3 and 10.4 of this Article.

10.3Required Minimum Distributions During Participant's Lifetime.

(a)Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(2)if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(b)Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions will be determined under this Section 10.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

10.4Required Minimum Distributions After Participant's Death.

(a)Death On or After Date Distributions Begin.

(1)Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(i)The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's

6

birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2)No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30th of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)Death Before Date Distributions Begin.

(1)Participant Survived by Designated Beneficiary.  Except as provided in Section 10.4(b)(2), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 10.4(a).

(2)If the Participant dies before distributions begin and there is a designated Beneficiary (other than the Participant's surviving spouse), distribution to the designated Beneficiary is not required to begin by the date specified in Section 10.2(b)(2), but the Participant's entire interest will be distributed to the designated Beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(3)No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(4)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.2(b)(1), this Section 10.4(b) will apply as if the surviving spouse were the Participant.

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10.5Definitions.

(a)Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.6 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)Distribution calendar year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.2(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31st of that distribution calendar year.

(c)Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d)Participant's account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)Required beginning date.  The date specified in Sections 6.5(d) and 6.6(b) of the Plan.

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IN WITNESS WHEREOF, this Amendment has been executed this 30th day of December, 2005.

Quicksilver Resources Inc.

By:	/s/ Anne Darden Self
Anne Darden Self
Vice President-Human Resources
EMPLOYER

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MANDATORY DISTRIBUTION AMENDMENT
(Code Section 401(a)(31)(B))

ARTICLE I
APPLICATION OF AMENDMENT

1.1   Effective Date.  The provisions of this Amendment will apply with respect to distributions made on or after March 28, 2005.

1.2   Precedence.  This Amendment supersedes any inconsistent provision of the Plan.

ARTICLE II
DEFAULT PROVISION: AUTOMATIC ROLLOVER
OF AMOUNTS OVER $1,000

The provisions of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified, as follows:

Reduction of $5,000 threshold to $1,000. The $5,000 threshold in such provisions is reduced to $1,000 and the value of the Participant's interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

This amendment is executed as follows:

Name of Plan:  Quicksilver Resources Inc. 401(k) Plan

Name of Employer:  Quicksilver Resources Inc.

By:	/s/ Anne Darden Self	Date: December 30, 2005.
Anne Darden Self
Vice President-Human Resources
Authorized Representative for the EMPLOYER

AMENDMENT THREE
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”) effective January 1, 2006.

1.   Section 1.44 of the Plan is amended in its entirety to read as follows:

 1.44         “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account, Participant’s Matching Account and Participant’s Account.

2.   Article I of the Plan (“Definitions”) is further amended by the addition of the following new section thereto:

 1.63         “Participant’s Matching Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan resulting from Employer Matching Contributions.

3.   The first sentence of Section 3.1 of the Plan (“Conditions of Eligibility”) is amended in its entirety to read as follows:

 An Eligible Employee who has completed three months of service and has attained age 21 shall be eligible to participate hereunder with respect to salary reduction elections pursuant to Section 4.2 and Employer Matching Contributions pursuant to Section 4.1(c) as of the date such Employee has satisfied such requirements.

4.   The second paragraph of Section 3.1 of the Plan is amended in its entirety to read as follows:

 However, with respect to Employer Qualified Non-Elective Contributions pursuant to Section 4.1(b), Employer fixed contributions pursuant to Section 4.1(d) and Employer discretionary contributions pursuant to Section 4.1(e), any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.

5.   Sections 4.1(c) and 4.1(d) of the Plan are renumbered Sections 4.1(e) and 4.1(f), respectively, and all references in the Plan to such sections are modified accordingly, and Section 4.1 of the Plan (“Formula for Determining Employer Contribution”) is further amended by the addition of new Sections 4.1(c) and 4.1(d) thereto to read as follows:

 (c)           For each payroll period, an amount equal to 100% of each eligible Participant’s Employer Elective Contributions made pursuant to Section 4.1(a) (including catch-up contributions, notwithstanding Section 8.3 of Amendment One to the Plan), but only to the extent that the Participant’s Employer Elective Contributions do not exceed 4% of the Participant’s Compensation for the payroll period.  Such amounts shall be deemed Employer Matching Contributions.

 (d)           An amount equal to 3% of the Compensation paid to each Participant who is eligible to receive a fixed employer contribution pursuant to Section 4.4(c).  Such amounts shall be deemed Employer Non-Elective Contributions.

6.   The first sentence of Section 4.2(c) of the Plan is amended in its entirety to read as follows:

Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account and, effective January 1, 2006, in the Participant’s Matching Account, may not be distributable (including any offset of loans) earlier than:

7.   Section 4.4(c)(3) of the Plan is amended in its entirety to read as follows:

 (3)           With respect to the Employer Matching Contribution made pursuant to Section 4.1(c), to each Participant’s Matching Account in an amount equal to 100% of the Participant’s Employer Elective Contributions for each payroll period, but only to the extent that the Participant’s Employer Elective Contributions do not exceed 4% of the Participant’s Compensation for the payroll period.

Each Participant receiving an allocation of Employer Elective Contributions shall be eligible to receive an allocation of Employer Matching Contributions.

8.   Section 4.4(c) of the Plan is further amended by the addition of a new subsection (4) thereto to read as follows:

 (4)           With respect to the fixed Employer Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant’s Account in an amount equal to 3% of the Participant’s Compensation for the Plan Year.  With respect to the discretionary Employer Non-Elective Contribution made pursuant to Section 4.1(e), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all eligible Participants for such year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the fixed employer contribution and any discretionary employer contribution for the Plan Year.

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9.   Section 4.5 of the Plan (“Actual Deferral Percentage Tests”) is amended by the addition of a new Section 4.5(h) thereto to read as follows:

 (h)           For Plan Years beginning on or after January 1, 2007, the Employer Matching Contributions provided under the Plan are intended to satisfy the safe harbor matching contribution requirements described in Code Section 401(k)(12).

10.   Section 4.6 of the Plan is (“Adjustment to Actual Deferral Percentage Tests”) is amended by the addition of a new paragraph thereto to read as follows:

 If the allocation of Employer Matching Contributions to a Participant’s Matching Account results in discriminatory matching contributions (as determined under Code Sections 401(a)(4) or 401(m) and the regulations thereunder) for such Participant because the Employer Matching Contribution relates to an Employer Elective Contribution that exceeds the limitations described in Section 4.2(d) or 4.5, or because of any other reason, and such discriminatory matching contribution cannot be distributed as an Excess Matching Contribution pursuant to Section 4.12, such discriminatory matching contribution, or the portion thereof that results in prohibited discrimination, shall be forfeited notwithstanding any other provision of the Plan to the contrary.

11.   Article IV of the Plan (“Contribution and Allocation”) is further amended by the addition of a new Section 4.12 thereto to read as follows:

4.12         AVERAGE CONTRIBUTION PERCENTAGE TEST

 (a)           For Plan Years beginning on or after January 1, 2007, the Employer Matching Contributions provided under the Plan are intended to satisfy the safe harbor matching contribution requirements described in Code Section 401(m)(11).

 For the Plan Year beginning January 1, 2006, the Average Contribution Percentage for the Highly Compensated Participant group shall not exceed the greater of:  (1) the Average Contribution Percentage for the Non-Highly Compensated Participant group multiplied by 1.25; or (2) the lesser of (A) the Average Contribution Percentage for the Non-Highly Compensated Participant group plus two percentage points or (B) the Average Contribution Percentage for the Non-Highly Compensated Participant group multiplied by 2.0.

 (b)           For purposes of this Section, “Average Contribution Percentage” means the average of the Contribution Percentages of each Participant in a group of Participants, where “Contribution Percentage” means the ratio (expressed as a percentage) determined by dividing the Employer Matching Contributions made to the Plan on behalf of a Participant who is eligible to receive an allocation of Employer Matching Contributions for a Plan Year (but only to the extent such Employer Matching Contributions are not taken into account in determining the Participant’s deferral percentage for the Plan Year) by the Participant’s “414(s) Compensation” for the Plan Year.  A Participant is eligible

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to receive an allocation of Employer Matching Contributions for purposes of determining his Contribution Percentage even though no Employer Matching Contributions are made to the Plan on his behalf because of the suspension of his Employer Elective Contributions under the terms of the Plan, because of an election not to participate, or because of the limitations contained in Section 4.5.  Employer Elective Contributions may also be included in the Contribution Percentages used to satisfy the Average Contribution Percentage test described in subsection (a) above, provided that the Average Deferral Percentage test described in Section 4.5 is met before such Employer Elective Contributions are included in the Average Contribution Percentage test and continues to be met following the exclusion of such Employer Elective Contributions.

 (c)           If at any time during a Plan Year the Administrator determines, on the basis of estimates made from information then available, that the limitation described in subsection (a) above shall not be met for the Plan Year, the Administrator in its discretion may reduce or suspend the Employer Matching Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (1) to enable the Plan to meet such limitation or (2) to reduce the amount of Excess Matching Contributions that would otherwise be forfeited or distributed pursuant to subsection (d) below.

 (d)           If for any Plan Year the Average Contribution Percentage for the Highly Compensated Participant group exceeds the limitation described in subsection (a) above, the dollar amount of Excess Matching Contributions shall be forfeited (if forfeitable) or distributed (if not forfeitable) to the Highly Compensated Employees on the basis of the respective portions of the Excess Matching Contributions attributable to each such Highly Compensated Employee until the aggregate amount of Excess Matching Contributions has been forfeited or distributed.  For purposes of this Section 4.12, “Excess Matching Contributions” means, for a Plan Year, the excess of (1) the aggregate amount of Employer Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over (2) the maximum amount of such contributions permitted for such Plan Year under subsection (a) above (determined by reducing Employer Matching Contributions made on behalf of Highly Compensated Employees in order of the Contribution Percentages beginning with the highest of such percentages).  Such Excess Matching Contributions shall be forfeited or distributed on the basis of the dollar amount of Employer Matching Contributions for each such Participant (as hereinafter provided) until the aggregate amount of Excess Matching Contributions has been forfeited or distributed.  The Employer Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions shall be reduced first by the amount required to cause that Participant’s Employer Matching Contributions to equal the dollar amount of the Employer Matching Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process shall be repeated until the total amount of Excess Matching Contributions has been forfeited or distributed.  Upon forfeiture or distribution of the total Excess Matching Contributions in this manner, the Plan shall be treated as satisfying the limitations of subsection (a) above.  All distributions under this subsection shall be increased by Income for the Plan Year and for the period between the end of the Plan Year and the date of distribution and shall be made within two and one-half months

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 following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

 (e)           The Contribution Percentage of a Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to make voluntary employee contributions or receive deferral contributions or matching employer contributions allocated to his account under two or more defined contribution plans maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made to a single plan (unless such plans may not be permissively aggregated under applicable regulations).  Plans that are aggregated for purposes of satisfying the minimum coverage rules of Code Section 410(b) (other than for purposes of the average benefits percentage test) shall be treated as a single plan for such purposes.  For purposes of the limitation on Employer Matching Contributions set forth in this Section 4.12, the aggregation and disaggregation of plans shall be determined under the rules of Code Section 401(m) and the regulations thereunder.

12.   Section 6.4(b) of the Plan is amended by the insertion of a new first sentence thereto to read as follow:

A Participant’s Matching Account shall be 100% Vested at all times.

Executed at Fort Worth, Texas, this 30th day of December, 2005.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

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AMENDMENT FOUR
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).
1.   Section 1.11 of the Plan (“Compensation”) is amended by the addition of the following paragraph, which will appear immediately after the first paragraph of such Section and which will read as follows:

 Effective (1) as of January 1, 2006, for purposes of determining Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions, and (2) with the first payroll period beginning on or after August 16, 2006, for purposes of determining a Participant’s Employer Elective Contributions and Employer Matching Contributions, Compensation means the base pay, overtime pay, bonuses (other than any sign-on or retention bonus or other compensation paid to an individual as an inducement to the individual to accept or continue in employment with an Employer) and commissions paid by an Employer for services rendered to the Employer, excluding any other form of remuneration.

2.   The third paragraph of Section 1.11 of the Plan is amended in its entirety to read as follows:

 With respect to Employer Elective Contributions and Employer Matching Contributions, Compensation shall be taken into account beginning as of the date the Participant first becomes eligible to participate in the Plan pursuant to Section 3.1(a).  For a Participant’s initial year of participation with respect to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions, the Participant’s Compensation for the entire Plan Year shall be taken into account for purposes of determining the amount(s) to be allocated to the Participant’s Account.

3.   Section 3.1 of the Plan is amended in its entirety to read as follows:

 3.1           ELIGIBILITY TO PARTICIPATE

 (a)           An Eligible Employee shall be eligible to participate with respect to Employer Elective Contributions and Employer Matching Contributions as of the first day of the month coinciding with or next following the date on which the Employee has both completed 90 days of service and attained age 21, or as soon as practicable thereafter.  However, an Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.  An Eligible Employee will be deemed to have completed 90 days of service if the

Employee is employed by an Employer at any time after the 90th day following the first day that the Employee is credited with an Hour of Service for the performance of duties.

An Employee who becomes a Participant pursuant to this Section 3.1(a) shall not be eligible for Employer Elective Contributions or Employer Qualified Non-Elective Contributions until satisfying the eligibility requirements of Section 3.1(b) below.

(b)           An Eligible Employee shall be eligible to participate with respect to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions as of the first day of the month coinciding with or next following the date on which the Employee has both completed one Year of Service and attained age 21.  Notwithstanding the foregoing, with respect to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions for Plan Years beginning on or after January 1, 2006, an Employee who is otherwise eligible to first become a Participant effective as of January 1 of the Plan Year shall instead become a Participant effective as of December 31 of the immediately preceding Plan Year.

(c)           If an Eligible Employee terminates employment and is not employed on a date of participation described in Section 3.1(a) or Section 3.1(b) above and is subsequently rehired, the Employee shall become a Participant as of the date of the Participant’s rehire (if a 1-Year Break in Service has not occurred); provided, however, that the Employee shall not become a Participant prior to the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment.

If a noneligible Employee who has satisfied the Plan’s age and service eligibility requirements becomes an Eligible Employee, the Employee shall become a Participant on the date the Employee becomes an Eligible Employee; provided, however, that the Employee shall not become a Participant prior to the date that the Employee would have otherwise entered the Plan had the Employee remained an Eligible Employee.

If an Eligible Employee who has satisfied the Plan’s age and service eligibility requirements changes to a noneligible class of Employees, the Employee shall become a Participant on the date the Employee again becomes an Eligible Employee; provided, however, that the Employee shall not become a Participant prior to the date that the Employee would have otherwise become a Participant had the Employee always remained an Eligible Employee.  However, if the Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

4.   Article III of the Plan is amended by deleting Section 3.2 (“Effective Date of Participation”) therefrom.

5.   Section 4.2(j)(1) of the Plan is amended by changing the reference to “Section 3.2” contained therein to “Section 3.1(a).”

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6.   The amendments described above will be effective on the date this Amendment to the Plan is executed and, with respect to those provisions relating to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions, will apply to contributions for Plan Years beginning on or after January 1, 2006.

Executed at Fort Worth, Texas, this 31st day of July, 2006.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

AMENDMENT FIVE
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., pursuant to authorization by the Quicksilver Resources Inc. 401(k) Plan Administrative and Investment Committee, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).

1.   Section 1.23(a) of the Plan is amended in its entirety to read as follows:

 (a)           the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer.  For purposes of this provision, if the Former Participant has no Participant’s Elective Account and has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

2.   The second sentence of Section 1.50 of the Plan is amended in its entirety to read as follows:

 To the extent permitted under Code Section 401(k) and the Treasury Regulations thereunder, such contributions shall be considered an Elective Contribution for purposes of the Plan and may be used to satisfy the “Actual Deferral Percentage” tests.

3.   Section 3.7(b)(1) of the Plan is amended in its entirety to read as follows:

 (1)           In the case of a Former Participant who does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions (including, effective January 1, 2006, Employer Elective Contributions), Years of Service before a period of 1-Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of pre-break Years of Service.  Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

4.   The second sentence of Section 4.2(c)(3) of the Plan is amended in its entirety to read as follows:

 For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), a simple individual retirement account plan (as defined in Code Section 408(p)) or a plan or program described in Code Sections 403(b), 457(b) or 457(f);

5.   The first sentence of Section 4.5(a) of the Plan is amended in its entirety to read as follows:

For each Plan Year beginning before January 1, 2007, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:

6.   The second sentence of Section 4.5(e) of the Plan is amended in its entirety to read as follows:

However, if the cash or deferred arrangements have different plan years, all deferral contributions made during the Plan Year shall be aggregated.

7.   Section 4.6(b)(5) of the Plan is amended in its entirety to read as follows:

 (5)           Notwithstanding any provision of the Plan to the contrary, special Qualified Non-Elective Contributions to the Plan shall be made and allocated in accordance with Code Section 401(k) and the Treasury Regulations issued thereunder.

8.   Section 4.9(d) of the Plan is amended by deleting the third sentence thereof.

9.   Section 4.9(f) of the Plan is amended by adding the following provision thereto:

Furthermore, the Plan shall not accept as a rollover contribution any amounts distributed from a designated Roth account (as defined in Code Section 402A) or from a Roth IRA (as defined in Code Section 408A).

10.   Section 4.12(e) of the Plan is amended by inserting the following provision immediately after the first sentence thereof:

 In the event that such plans have different plan years, all such contributions made during the Plan Year under the plans shall be aggregated.

11.   Article IV of the Plan (“Contribution and Allocation”) is amended by adding a new Section 4.13 thereto to read as follows:

 4.13           TESTING PROCEDURES

 In applying the limitations set forth in Sections 4.5 and 4.12, the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation (i) aggregation of the Plan with one or more other qualified plans maintained by an Affiliated Employer or disaggregation of the Plan into component plans, (ii) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals made to plans of other Affiliated Employers, (iii) exclusion of all Employees (other than Highly

2

Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A), or (iv) any permissible combination thereof.

12.   The fourth sentence of Section 6.4(a) of the Plan is amended in its entirety to read as follows:

For purposes of this Section 6.4, if a Terminated Participant has no Participant’s Elective Account and the Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

13.   Section 6.5(c) of the Plan is amended by replacing the references to “ninety (90) days” contained therein with “180 days.”

14.   Article VIII of the “Amendment of the Plan for EGTRRA and Revenue Procedure 2002-29” is amended by deleting Section 8.3 thereof.

15.   The amendments described in Item 13 above will be effective as of January 1, 2007, and the remaining amendments will be effective as of January 1, 2006.

Executed at Fort Worth, Texas, this 21st day of December, 2006.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

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AMENDMENT SIX
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).

1.   Article I of the Plan (“Definitions”) is amended by the addition of a new section thereto to read as follows:

1.65           “Trust Agreement” means the agreement or agreements executed by the Employer and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

2.   Section 2.3(e) of the Plan is amended in its entirety to read as follows:

 (e)           to interpret the provisions of the Plan and Trust Agreement and to make and publish such rules for regulation of the Plan and Trust Agreement as are consistent with the terms thereof;

3.   The first sentence of Section 3.1(a) of the Plan is amended in its entirety to read as follows:

An Eligible Employee shall be eligible to participate with respect to Employer Elective Contributions and Employer Matching Contributions as of the first payroll period beginning on or after the date on which the Employee has both completed 90 days of service and attained age 21, or as soon as practicable thereafter.

4.   The first sentence of Section 3.1(b) of the Plan is amended in its entirety to read as follows:

An Eligible Employee shall be eligible to participate with respect to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions as of the first payroll period beginning on or after the date on which the Employee has both completed one Year of Service and attained age 21.

5.   Section 4.2(j)(1) of the Plan is amended by deleting the second sentence thereof and by amending the first sentence in its entirety to read as follows:

An Eligible Employee who has satisfied the requirements of Section 3.1(a) may make a salary deferral election in accordance with procedures established by the Committee from time to time.

6.   Section 4.2(j)(2) of the Plan is amended by deleting the second sentence thereof.

7.   Section 4.2(j)(3) of the Plan is amended in its entirety to read as follows:

A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with notice of such revocation.  The termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

8.   Section 4.10(c) of the Plan is amended by deleting the references to the “Trustee” contained therein.

9.   The second sentence of Section 5.1 of the Plan (“Valuation of the Trust Fund”) is amended in its entirety to read as follows:

In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date.

10.   Section 5.2 of the Plan (“Method of Valuation”) is amended by deleting the fourth sentence thereof.

11.   Article VII of the Plan (“Trustee”) is amended in its entirety to read as follows:

ARTICLE VII
PARTICIPANT DIRECTION, LOANS AND ROLLOVERS

 7.1           PARTICIPANT DIRECTION

Each Participant and Beneficiary shall have investment authority over his or her Account and may direct the investment and reinvestment of assets among the investment funds available under the Plan.  The Administrator or its designee shall communicate such directions to the Trustee under procedures established by the Trustee and the Administrator, and the Trustee shall follow and carry out such directions.  If a Participant or Beneficiary who has investment authority under the terms of the Plan fails to provide such directions, the Participant’s or Beneficiary’s Account shall be invested in the default Investment Fund specified by the Committee.

 7.2           LOANS TO PARTICIPANTS

(a)           In the Administrator’s discretion, Plan loans may be made available to Participants under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans

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shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.

 (b)           Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)           $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)           one half (1/2) of the present value of the non forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan.

 (c)           Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years.  However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.  For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034.  Loan repayments may be suspended under the Plan as permitted under Code Section 414(u)(4).

 (d)           Any loans granted or renewed shall be made pursuant to a Participant loan program.  Such loan program shall be established in writing and must include, but need not be limited to, the following:

 (1)           the identity of the person or positions authorized to administer the Participant loan program;

 (2)           a procedure for applying for loans;

 (3)           the basis on which loans will be approved or denied;

 (4)           limitations, if any, on the types and amounts of loans offered;

 (5)           the procedure under the program for determining a reasonable rate of interest;

 (6)           the types of collateral which may secure a Participant loan; and

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 (7)           the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document maintained by the Administrator.  Such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

 (e)          Notwithstanding anything in the Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

 (f)          Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

 7.3           DIRECT ROLLOVER

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b)          For purposes of this Section the following definitions shall apply:

(1)           An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

(2)           An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.”  However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity.

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(3)           A “distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are “distributees” with regard to the interest of the spouse or former spouse.

(4)           A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

 7.4           EMPLOYER SECURITIES AND REAL PROPERTY

(a)           The Trustee shall be empowered to acquire and hold “qualifying Employer securities” and “qualifying Employer real property,” as those terms are defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any “qualifying Employer securities” or “qualifying Employer real property” if, immediately after the acquisition of such securities or property, the fair market value of all “qualifying Employer securities” and “qualifying Employer real property” held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.  Assets of the Plan shall be invested in securities of the Employer or an affiliate only if those securities are traded in a public market or exchange permitting a readily ascertainable fair market value.

(b)           Dividends received on shares of Company Stock shall be reinvested in additional shares of Company Stock and allocated to Participants’ Accounts.

(c)           With respect to assets of the Plan invested in shares of Company Stock:

(1)           Before each annual or special meeting of shareholders of the Employer that occurs after December 31, 2005, the Committee will cause to be sent to each Participant and Beneficiary who has Company Stock allocated to his or her Account as of the latest practicable date for which the Committee has records a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the tabulation agent selected by the Committee (the “Tabulation Agent”) on how to vote the shares of Company Stock allocated to his or her account.  Upon receipt of such instructions, the Tabulation Agent shall tabulate all Participant votes and shall provide this aggregated information to the Trustee.  The Trustee shall vote the shares allocated to Participants’ and Beneficiaries’ accounts as instructed by the Participant or Beneficiary and communicated to the Trustee by the Tabulation Agent.  The Trustee shall vote shares of Company Stock for which it does not receive timely instructions from Participants or Beneficiaries in the same proportion as it votes shares of Company Stock for which it receives timely instructions from Participants and Beneficiaries, pursuant to the direction of the Committee.

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(2)           In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary who has shares of Company Stock allocated to his or her Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which the Participant or Beneficiary may confidentially tender the shares allocated to his or her Account.  The forms will be provided by the Participant or Beneficiary to the Tabulation Agent.  Upon receipt of such forms, the Tabulation Agent shall tabulate all Participant votes and shall provide this aggregated information to the Trustee.  The Trustee shall tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions.  The number of shares to which a Participant’s or Beneficiary’s instructions apply will be the total number of shares allocated to his or her Account as of the latest date for which the Committee has records.  Funds received in exchange for tendered stock will be credited to the Account of the Participant or Beneficiary whose stock was tendered and will be invested proportionately in the investment funds other than Company Stock selected by the Participant or Beneficiary in their most recent investment direction.

(3)           The Committee will be responsible for establishing procedures designed to maintain the confidentiality of Participant and Beneficiary information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock, except to the extent such information is necessary to comply with federal laws or state laws that are not preempted by the Act.

12.   Section 8.1(a) of the Plan is amended to delete the fourth sentence thereof.

13.   Section 10.2 of the Plan (“Alienation”) is amended by changing the reference to “Section 7.4” contained therein with “Section 7.2.”

14.   Section 10.5 of the Plan is amended in its entirety to read as follows:

10.5           LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Plan established hereunder to which the Employer, the Committee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Employer, the Committee or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

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15.   Section 10.9 of the Plan is amended in its entirety to read as follows:

10.9           NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of the Plan are (1) the Employer, (2) the Administrator, (3) the Committee, (4) the Trustee, and (5) any Investment Manager appointed under the Trust Agreement.  The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan and Trust Agreement including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference.  In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s funding policy and method; and to amend or terminate, in whole or in part, the Plan.  The Administrator shall have the sole responsibility for the administration of the Plan and Trust Agreement, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder.  The Committee shall be responsible for the management and control of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant direction of investment, and shall direct the Trustee as to the investment options in which assets of the Plan may be invested.  The Trustee shall have the responsibility of management of the assets held under the Trust Fund, except to the extent set forth in the Plan and Trust Agreement.  It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein.  No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value.  Any person or group may serve in more than one Fiduciary capacity.

16.   Section 5.2 of the “Amendment of the Plan for EGTRRA and Revenue Procedure 2002-29” is amended by changing the reference to “Section 7.12” contained therein with “Section 7.3.”

17.   The amendments described above will be effective June 1, 2007.

Executed at Fort Worth, Texas, this 23rd day of May, 2007.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

7

AMENDMENT SEVEN
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).

1.   The second paragraph of Section 1.11 of the Plan (“Compensation”) is amended effective as of January 1, 2001, by inserting the following new first sentence thereto:

For purposes of determining Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions for Plan Years beginning on or after January 1, 2001, and prior to January 1, 2006, Compensation means the regular base salary or wages paid by an Employer.

2.   The second sentence of the fourth paragraph of Section 1.11 of the Plan is amended in its entirety effective as of January 1, 2001, to read as follows:

Effective as of January 1, 2001, for a Participant’s initial year of participation with respect to Employer Non-Elective Contributions and Employer Qualified Non-Elective Contributions, the Participant’s Compensation for the entire Plan Year shall be taken into account for purposes of determining the amount(s) to be allocated to the Participant’s Account.

3.   The second sentence of Section 3.1(b) of the Plan is amended effective as of January 1, 2002, by replacing the reference to “January 1, 2006” contained therein with “January 1, 2002.”

Executed at Fort Worth, Texas, this 1st day of October, 2007.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

AMENDMENT EIGHT
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).

1.   The second paragraph of Section 1.23 of the Plan is amended by deleting the first sentence thereof.

2.   Section 4.4(c) of the Plan is amended in its entirety to read as follows:

(c)           Forfeitures shall be applied to one or more of the following Plan purposes as determined by the Administrator in its sole discretion:  to pay administrative expenses of the Plan, to reinstate any Forfeitures that must be reinstated in accordance with Sections 3.7(d) or 6.9 and to reduce Employer contributions pursuant to Sections 4.1(c), (d), (e) or (f).

3.   Sections 4.4(d), (e), (f), (g), (n)(1) and (n)(2) of the Plan are amended by replacing the references to “contributions and Forfeitures” and “contribution and Forfeitures” contained therein with “contributions”.

4.   Sections 4.8(a)(2) and 4.8(a)(3) of the Plan are amended by replacing the parenthetical “(including allocation of any Forfeitures)” contained therein with “(including any allocation or reinstatement of Forfeitures pursuant to Section 4.4(c))”.

5.   The third sentence of Section 8.2(a) of the Plan is amended in its entirety to read as follows:

Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture.

6.   The amendments described above will be effective with respect to forfeitures arising under the Plan after the date that this Amendment is executed.

Executed at Fort Worth, Texas, this 21st day of May, 2008.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

2

AMENDMENT NINE
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

Quicksilver Resources Inc., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Quicksilver Resources Inc. 401(k) Plan (the “Plan”).

1.   The second paragraph of Section 1.11 of the Plan (“Compensation”) is amended by replacing the reference to “bonuses” contained therein with the term “cash bonuses.”

2.   Section 1.16 of the Plan (“Eligible Employee”) is amended by adding the following provision thereto:

Effective January 1, 2009, an Eligible Employee shall not include any person who is employed as an intern.

3.   The first paragraph of Section 3.1(a) of the Plan is amended by adding the following sentence thereto:

Notwithstanding the foregoing, effective January 1, 2009, an Eligible Employee shall be eligible to participate with respect to Employer Elective Contributions and Employer Matching Contributions as of the first payroll period beginning on or after the date on which the Employee has both completed an Hour of Service and attained age 21, or as soon as practicable thereafter.

4.   Section 4.1 of the Plan (“Formula for Determining Employer Contribution”) is amended by renumbering Section 4.1(a) as Section 4.1(a)(1) and adding a new Section 4.1(a)(2) thereto to read as follows:

(2)           Notwithstanding the foregoing, effective January 1, 2009, each current Participant who has elected Elective Contributions of less than 4% of Compensation and each Eligible Employee who satisfies the participation requirements of Section 3.1(a) on or after January 1, 2009, shall be deemed to have elected to defer 4% of Compensation as Elective Contributions (the “Automatic Deferral”).  No Automatic Deferral shall be made with respect to an Eligible Employee if, effective on or after January 1, 2009, the Eligible Employee affirmatively elects a different salary deferral election or affirmatively elects to not make a salary deferral election.

5.   Section 4.1 of the Plan is further amended by renumbering Section 4.1(c) as Section 4.1(c)(1) and adding a new Section 4.1(c)(2) thereto to read as follows:

(2)           Effective for Plan Years beginning on and after January 1, 2009, the Employer shall also make an additional Employer Matching Contribution with respect to each Participant to the extent necessary to cause the Participant’s Employer Matching Contributions for the Plan Year to be equal to the amount determined under Section 4.1(c)(1) calculated on the basis of the Participant’s Employer Elective Contributions and Compensation for the entire Plan Year.

6.   Section 4.2 of the Plan (“Participant’s Salary Reduction Election”) is amended by renumbering Sections 4.2(c)(3), (4) and (5) as Sections 4.2(c)(4), (5) and (6), respectively, and adding a new Section 4.2(c)(3) thereto to read as follows:

(3)           the date on which a Participant elects to make a withdrawal of Automatic Deferrals made on the Participant’s behalf (and earnings thereon), provided that such election is made no later than 90 days after the date of the first Automatic Deferral made on the Participant’s behalf.  Any Employer Matching Contributions made with respect to Automatic Deferrals that are withdrawn pursuant to this Section 4.2(c)(3) shall be forfeited and deemed to be “Forfeitures.”

7.   Section 4.2(j) of the Plan is amended by adding a new Section 4.2(j)(4) thereto to read as follows:

(4)               Sections 4.1(a)(2) and 4.2(c)(3) of the Plan are intended to satisfy the “eligible automatic contribution arrangement” and withdrawal provisions of Code Section 414(w), respectively, and shall be construed accordingly.  The Administrator shall provide notice to Eligible Employees in accordance with Code Section 414(w)(4) and applicable guidance thereunder.  In the absence of an investment direction from a Participant, Automatic Deferrals made on the Participant’s behalf shall be invested in accordance with Code Section 414(w)(3)(C) and applicable guidance thereunder.

8.   The amendments described above will be effective January 1, 2009.

Executed at Fort Worth, Texas, this 12th day of November, 2008.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President-Human Resources

2

AMENDMENT TEN
TO THE
QUICKSILVER RESOURCES INC. 401(k) PLAN

The Quicksilver Resources Inc. 401(k) Plan (the “Plan”) is hereby amended in the following respects:

1.   The second paragraph of Section 1.25 of the Plan (“415 Compensation”) is amended in its entirety to read as follows:

Effective for any “limitation year” (as defined in Section 4.7(d)) beginning on or after January 1, 2008, “415 Compensation” shall include those items of remuneration specified in Treasury regulation section 1.415(c)-2(b) (including “deemed section 125 compensation” as defined in Treasury regulation section 1.415(c)-2(g)(6)(ii), and amounts described in Treasury regulation section 1.415(c)-2(g)(5) that are paid to any nonresident alien who is a Participant) and shall exclude those items of remuneration specified in Treasury regulation section 1.415(c)-2(c), taking into account the timing rules specified in Treasury regulation section 1.415(c)-2(e), but shall not include any amount in excess of the limitation under Code section 401(a)(17) in effect for the year. Furthermore, “415 Compensation” shall include any payments made to a Participant by the later of (1) two and one-half (2½) months after the date of the Participant’s severance from employment or (2) the end of the “limitation year” that includes the date of the Participant’s severance from employment; provided that, absent a severance from employment, such payments (A) would have been paid to the Participant if the Participant had continued in employment with the controlled group (as defined in Section 4.7(f)) and (B) are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation.

2.   Section 1.30 of the Plan (“Income”) is amended by the addition of a new second sentence thereto to read as follows:

Effective for corrective distributions made for Plan Years beginning on or after January 1, 2008, Income shall not include income or losses for the period between the end of the Plan Year and the date of distribution.

3.   The first paragraph of Section 4.2(a) of the Plan is amended by the addition of the following sentence thereto:

A Participant may not defer Compensation that would otherwise be paid after the Participant’s severance from employment if such amounts are not permitted to be included as 415 Compensation pursuant to Section 1.25.

4.   Section 4.8 of the Plan (“Adjustment for Excessive Annual Additions”) is amended to add a new subsection (d) thereto to read as follows:

(d)           Notwithstanding the foregoing, effective for “limitation years” beginning on or after January 1, 2008, any “excess amounts” and Income allocable thereto shall be reduced in such manner as the Administrator determines is consistent with Code Section 415 and governmental regulations or guidance thereunder or as otherwise prescribed or permitted by the Internal Revenue Service.

5.   The sixth sentence of Section 4.12(d) of the Plan is amended in its entirety to read as follows:

All distributions under this subsection shall be increased by Income for the Plan Year and shall be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

6.   Section 7.3(b)(2) of the Plan and Section 5.2 of the “Amendment of the Plan for EGTRRA and Revenue Procedure 2002-29” are each amended in their entirety to read as follows:

An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.”  For distributions made after December 31, 2001, an “eligible retirement plan” also includes (A) an annuity contract described in Code Section 403(b), or (B) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and, effective for distributions made on or after December 31, 2007, a Roth IRA described in Code Section 408A(b), provided that such eligible plan or Roth IRA agrees to separately account for amounts transferred from the Plan.  The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

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7.   Section 7.3(b)(2) of the Plan and Section 5.2 of the “Amendment of the Plan for EGTRRA and Revenue Procedure 2002-29” are further amended by the addition of the following sentence thereto:

With respect to a “distributee” who is a designated beneficiary within the meaning of Code Section 401(a)(9)(E) and is not the surviving spouse of an Employee or former Employee, an “eligible retirement plan” means an individual retirement account or annuity within the meaning of Code Section 408 or a Roth IRA described in Code Section 408A, in any case established for purposes of receiving a direct rollover.

8.   Section 7.3(b)(3) of the Plan is amended by the addition of the following sentence thereto:

Effective January 1, 2010, a “distributee” includes an Employee’s or former Employee’s designated beneficiary within the meaning of Code Section 401(a)(9)(E) with regard to the interest of the Employee or former Employee.

9.   The amendments set forth in items 7 and 8 above will be effective January 1, 2010, and the remaining amendments will be effective as of January 1, 2008.

Executed this 14th day of September, 2009.

QUICKSILVER RESOURCES INC.

By:	/s/ Anne Darden Self
Name: Anne Darden Self
Title: Vice President - Human Resources

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